As filed with the Securities and Exchange Commission on June 3, 2002

                                            Registration Statement No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
 -------------------------------------------------------------------------------

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ISOLYSER COMPANY, INC.
             (Exact name of registrant as specified in its charter)

 GEORGIA                                                    58-1746149
 (State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                           1850-E BEAVER RIDGE CIRCLE
                             NORCROSS, GEORGIA 30071

   (Address, including zip code, of registrant's principal executive offices)

             1999 LONG-TERM INCENTIVE PLAN, AS AMENDED MAY 23, 2002
                              (Full Title of Plan)

                                   DAN R. LEE
                                512 LEHMBERG ROAD
                           COLUMBUS, MISSISSIPPI 39702
                                 (662) 327-1863
     (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                              STEPHEN D. FOX, ESQ.
                           ARNALL GOLDEN GREGORY, LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

                                                              Proposed maximum          Proposed maximum       Amount of
Title of each class of              Amount to be              offering price per        aggregate              registration
securities to be registered         registered                share(1)                  offering price(1)      fee

------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value       2,000,000                 $2.751                    $5,502,000             $507.00


------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) and (h) based on the average of the bid and asked price of the Company's Common Stock on May 28, 2002, as reported by The Nasdaq Stock Market.

                                     PART II

Item 3.       Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 0-24866);

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 0-24866) filed May 14, 2002; and

     (c) The description of the Registrant's Common Stock set forth in the Registrant's Form 8-A Registration Statements (File No. 0-24866) filed September 27, 1994 and December 20, 1996.

     (d) The Company's Current Report on Form 8-K filed April 23, 2002 (File No. 0-24866).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

     Pursuant to Sections 14-2-851 through 14-2-857 of the Georgia Business Corporation Code, as amended, the directors, officers, employees and agents of the Company may, and in some cases must, be indemnified by the Company under certain circumstances against expenses and liabilities incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as directors, officers, employees and agents of the Company (including actions, suits or proceedings brought against them for violations of the federal securities laws). Article Nine of the Company's Bylaws provides for indemnifications of directors to the fullest extent permitted by the Georgia Business Corporation Code. These provisions generally mirror Sections 14-2-851 through 14-2-857 of the Georgia Business Corporation Code.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.     Description
-----------     -----------

   5 Opinion of counsel as to legality of the securities being registered

   10(A)       1999 Long-Term Incentive Plan, as amended May 23, 2002

   23(A) Consent of Arnall Golden Gregory, LLP (included in opinion filed as Exhibit 5)

   23(B)       Consent of Deloitte & Touche LLP

   24          Power of Attorney (included on page II-5)

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Columbus, State of Mississippi, on June 3, 2002.


                        ISOLYSER COMPANY, INC.



                        By:  /s/ Dan R. Lee
                            ------------------------------------------
                             Dan R. Lee, President and
                             Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Dan R. Lee and Roger G. Wilson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.








                    [ADDITIONAL SIGNATURES ON FOLLOWING PAGE]

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 was signed by the following persons in the capacities indicated on June 3, 2002.

SIGNATURE                                 TITLE

/s/ Dan R. Lee                            President, Chief Executive
------------------------------            Officer and Director (principal
Dan R. Lee                                executive officer)

/s/ Gene R. McGrevin
------------------------------            Chairman of the Board of Directors
Gene R. McGrevin

/s/ Rosdon Hendrix
------------------------------            Director
Rosdon Hendrix

/s/ Kenneth F. Davis
------------------------------            Director
Kenneth F. Davis

/s/ Ronald L. Smorada
------------------------------            Director
Ronald L. Smorada

/s/ Roger G. Wilson                       Chief Financial Officer and Treasurer
------------------------------------      (principal financial
Roger G. Wilson                           and accounting officer)

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

   5 Opinion of counsel as to legality of the securities being registered

   10(A)       1999 Long-Term Incentive Plan, as amended May 23, 2002

   23(A) Consent of Arnall Golden Gregory, LLP (included in opinion filed as Exhibit 5)

   23(B)       Consent of Deloitte & Touche LLP

   24          Power of Attorney (included on page II-5)


------------------------

*   Filed herewith.



1467527